                                                                  EXHIBIT 99
[TECH TEAM LETTERHEAD]                                           NEWSRELEASE
--------------------------------------------------------------------------------

                                                              NASDAQ/NM -"TEAM"
                                                              -----------------

FOR IMMEDIATE RELEASE, Thursday, May 8, 2003



TECHTEAM GLOBAL REPORTS FIRST QUARTER 2003 EARNINGS OF $.01 PER DILUTED SHARE
(EPS), CORE REVENUE GROWTH OF 5%

HELP DESK SERVICES REVENUE UP 11% YEAR-OVER-YEAR AND 4% SEQUENTIALLY; EUROPEAN REVENUE GROWS 50%; CASH BALANCE STANDS AT $45 MILLION


SOUTHFIELD, MICHIGAN, May 8, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported earnings of $59,000, or $.01 per fully-diluted share, for the three months ended March 31, 2003. Earnings for the same period in 2002 were a loss of ($481,000), or ($.04) per fully-diluted share. The Company adopted SFAS 142 on January 1, 2002, which resulted in a one-time, non-cash charge of $1.12 million during the first quarter of 2002. Under SFAS 142, goodwill is no longer amortized.

The Company's earnings performance for the first quarter of 2003 also represented a sequential improvement from its earnings for the fourth quarter of 2002, which were a loss of ($358,000), or ($.03) per fully-diluted share.

Revenues from corporate help desk services grew 11.0% to $16.0 million for the quarter ended March 31, 2003, an increase from $14.4 million for the same period in 2002 and a sequential increase of 3.8% from the fourth quarter of 2002. Revenues from all corporate services grew 5.0% to $20.7 million in the first quarter, an increase from $19.7 million for the first quarter of 2002 and a sequential increase of 7.8% from the fourth quarter of 2002.

For the three months ended March 31, 2003, gross profit from corporate services was $4.69 million, or 22.6% of sales. Selling, general, and administrative expense was $4.40 million, or 20.2% of total-company revenue of $21.8 million.



                                   -- More --

[TECH TEAM LETTERHEAD]                                              NEWSRELEASE
--------------------------------------------------------------------------------

Commenting on the Company's financial performance, William F. Coyro, Jr., TechTeam Global's President and Chief Executive Officer, stated, "Despite the difficult economic environment and widespread cutbacks in corporate spending on information technology services, TechTeam has succeeded in growing revenues from our overall corporate services business segment and in our core help desk services group. As recently announced, TechTeam is poised to double the size of its call center in Brussels, Belgium. We anticipate substantial revenue growth from our Belgian operations this year. This will come as the result of a significant expansion in our relationship with one of the premier consumer electronics companies in the world in addition to the establishment of other new customer relationships. Leveraging our recently announced partnership with ChrysCapital, we are actively exploring opportunities to provide our customers with cost-effective help desk solutions in India and the Far East. TechTeam continues to be focused on delivering the best overall value proposition in our industry: the best combination of quality, price, focus, and flexibility."

Coyro added, "TechTeam continues to enjoy an extremely strong balance sheet with substantial cash reserves and virtually no debt. As announced last week, the Company has adopted a new stock repurchase plan which will enable us to further increase our shareholders' equity by purchasing our common stock, which we believe is significantly undervalued at this time."

Highlights of TechTeam's first quarter 2003 performance include:

- Total revenues were $21.8 million for the three months ended March 31, 2003, a decrease from $22.9 million for the same period in 2002. The decline was principally due to a decrease in revenues from the Company's leasing operations, a business the Company is exiting. Revenues from leasing operations were $1.03 million in the first quarter of 2003, a decrease from $3.21 million for the same period in 2002.

- Revenues from our European operations increased 50.2% to $5.67 million for the three months ended March 31, 2003 from $3.77 million for the same period in 2002. This also represents sequential growth of 14.8% from the revenue of $4.94 million reported for the three months ended December 31, 2002.

- Selling, general, and administrative ("SG&A") expense was $4.40 million for the three months ended March 31, 2003, an increase of 13.1% from the $3.89 million of SG&A expense reported for the same period in 2002. This increase was largely due to higher selling expense resulting from the addition of several sales personnel and expenses incurred in pursuing a business acquisition that the Company decided not to acquire.

- Operating income was $56,000 for the three months ended March 31, 2003, a decrease from the $1.04 million in operating income reported for the same period in 2002. This decline was due to a reduced gross margin performance in the Company's core business, a reduction in revenues from leasing operations, and increased SG&A expense.



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


[TECH TEAM LETTERHEAD]                                              NEWSRELEASE
--------------------------------------------------------------------------------

- Cash used in operations was ($883,000) for the three months ended March 31, 2003. Free cash flow (cash flow from operations less capital expenditures) was ($1.87 million) for the period. The deterioration in the Company's operational cash flow was principally due to an increase of $2.59 million in its accounts receivable balances, which resulted from slower-than-expected collections activity.

- For the three months ended March 31, 2003, earnings before interest, taxes, depreciation, and amortization expense ("EBITDA") was $1.70 million and represented a sequential improvement from the $1.62 million of EBITDA reported for the fourth quarter of 2002. EBITDA is considered an important "non-GAAP" measure of the Company's financial performance by the investment community. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments, or capitalization and depreciation policies. The most closely related GAAP measure is operating income. EBITDA is also used by some financial analysts to assist in the determination of a company's possible market valuation.

- Total debt continued to decline during the quarter, from $698,000 as of December 31, 2002 to $503,000 at March 31, 2003.

- Total cash, cash equivalents, and securities available for sale was $44.9 million as of March 31, 2003. This represents $4.13 in cash, cash equivalents, and securities per fully-diluted share as of the end of the quarter.

- Total shareholders' equity increased to $73.7 million as of March 31, 2003 from $73.3 million at December 31, 2002. The Company's net book value also increased, from $6.60 per fully-diluted share at December 31, 2002 to $6.79 per share as of March 31, 2003.

- For the three months ended March 31, 2003, the basic weighted number of common shares and common share equivalents outstanding were 10,695,465. Fully-diluted shares outstanding were 10,855,784.

Separately, the Company announced today that it anticipates providing forward-looking estimates of the Company's financial performance for 2003 to the general public before the end of May 2003.



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[TECH TEAM LETTERHEAD]                                              NEWSRELEASE
--------------------------------------------------------------------------------

     TECHTEAM GLOBAL, INC. will host an investor teleconference to discuss its first quarter 2003 results this morning at 10:00 a.m., Eastern Daylight Time (EDT).

     To access a simultaneous Webcast of the teleconference, go to the TechTeam Global website at www.techteam.com/press and click on the Webcast icon. From this site, users can download the necessary software and listen to the teleconference. TechTeam encourages users to review the site before the teleconference to ensure the user's computer is configured properly.

     A taped replay of the call will be available beginning today at approximately 12 Noon, EDT. This toll-free replay will be available until 12 Noon, EDT, Thursday, May 15, 2003.

     To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the TechTeam reservation number: 21138735.

     TechTeam plans to announce financial results for the second quarter on July 30, 2003 and for the third quarter on October 29, 2003.

     TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

     SAFE HARBOR STATEMENT
     With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Specifically, statements about expansion and revenue growth, growth of the Company's core business, sales, and earnings performance going forward, aggressively managing overhead expenses, improving productivity, and operating expenses are such forward-looking statements. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients, competition, unforeseen expenses, the continuing difficult market for IT outsourcing services, the possibility the Company's offerings are not accepted in the marketplace, the Company's inability to execute its growth strategy, the risks associated with acquisitions, the continued deterioration of the marketplace for used computer equipment, other risks involved in the leasing business, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.


                  FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE.

[TECH TEAM LETTERHEAD]                                              NEWSRELEASE
--------------------------------------------------------------------------------

                                 FINANCIAL DATA

                              TECHTEAM GLOBAL, INC.

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

--------------------------------------------------------------------------------

                                                  THREE MONTHS ENDED MARCH 31,
                                              ----------------------------------------
                                                                                              %
REVENUES                                           2003                   2002             CHANGE
                                              -------------------  -------------------  ------------
  Corporate services                         $         20,731     $         19,738           5.0%
  Leasing operations                                    1,032                3,209         -67.8%
                                              -------------------  -------------------
TOTAL REVENUES                                         21,763               22,947          -5.2%
  Cost of services                                     17,104               17,793          -3.9%
                                              -------------------  -------------------
GROSS PROFIT                                            4,659                5,154          -9.6%
  Other expenses                                        4,603                4,115          11.8%
                                              -------------------  -------------------
OPERATING INCOME                                           56                1,039
  Net other income                                        209                  135
                                              -------------------  -------------------
INCOME BEFORE INCOME TAXES                                265                1,174
INCOME TAX PROVISION                                      206                  532
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                     --               (1,123)
                                              -------------------  -------------------
NET INCOME (LOSS)                             $            59     $           (481)
                                              ===================  ===================
BASIC AND FULLY-DILUTED EARNINGS
  (LOSS) PER SHARE                           $            .01     $           (.04)
                                              ===================  ===================
Basic weighted average common shares
  outstanding                                          10,695               10,903          -1.9%
Fully-diluted weighted average common shares
  outstanding                                          10,856               10,960          -0.9%
EBITDA(1)                                     $         1,696     $          4,786         -64.6%
EBITDA EXCLUDING LEASING OPERATIONS(2)        $         1,185     $          1,821         -34.9%


(1)RECONCILIATION OF NET INCOME TO EBITDA
  Net income                                  $            59     $           (481)
  Interest income                                        (209)                (135)
  Net income tax provision                                206                  532
  Depreciation and amortization                         1,640                4,870
                                              -------------------  -------------------
EBITDA                                        $         1,696     $          4,786
                                              -------------------  -------------------

(2)RECONCILIATION OF EBITDA TO EBITDA EXCLUDING
  LEASING OPERATIONS
  EBITDA                                      $         1,696     $          4,786
  Operating income (loss) of leasing business             (30)                 232
  Depreciation and amortization of leasing                541                2,733
    business                                  ------------------- --------------------
EBITDA EXCLUDING LEASING OPERATIONS           $         1,185     $          1,821

[TECH TEAM LETTERHEAD]                                              NEWSRELEASE
--------------------------------------------------------------------------------



       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)


                                                    MARCH 31,          DECEMBER 31,          %
                                                      2003                2002            CHANGE
                                              ------------------- --------------------  ------------
CURRENT ASSETS
 Cash and cash equivalents                    $         38,244    $         39,435           -3.0%
 Securities available for sale                           6,644               6,492            2.3%
 Accounts receivable, less reserves                     19,819              17,234           15.0%
 Other current assets                                    5,388               4,951            8.8%
                                              ------------------- --------------------
TOTAL CURRENT ASSETS                                    70,095              68,112            2.9%
PROPERTY, EQUIPMENT, AND
  PURCHASED SOFTWARE
  Computer equipment and office furniture               18,682              18,169            2.8%
  Purchased software                                     9,800               9,435            3.9%
  Leasehold improvements                                 3,665               3,531            3.8%
  Transportation equipment                                 249                 273           -8.8%
                                              ------------------- --------------------
                                                        32,396              31,408            3.1%
  Less -- accumulated
   depreciation and amortization                        23,686              22,768            4.0%
                                              ------------------- --------------------
                                                         8,710               8,640            0.8%


OTHER ASSETS
  Assets of leasing operations,
    net of amortization and less reserves                2,300               3,489          -34.1%
  Intangibles, less accumulated amortization             1,234               1,432          -13.8%
  Other                                                    259                 191           35.6%
                                              ------------------- --------------------
                                                         3,793               5,112          -25.8%
                                              ------------------- --------------------
TOTAL ASSETS                                  $         82,598    $         81,864            0.9%
                                              =================== ====================
CURRENT LIABILITIES
 Accounts payable                             $          1,928    $          1,639           17.6%
 Accrued payroll, related taxes,                         3,866               3,187           21.3%
  and withholdings
 Current portion of notes payable                          354                 492          -28.0%
 Other current liabilities                               1,730               2,114          -18.2%
                                              ------------------- --------------------
TOTAL CURRENT LIABILITIES                                7,878               7,432            6.0%
LONG-TERM LIABILITIES                                    1,018               1,112           -8.5%
SHAREHOLDERS' EQUITY
 Preferred stock, none issued
 Common stock                                              170                 169             --
 Additional paid-in capital                            109,603             109,482            0.1%
 Retained earnings                                       1,173               1,114            5.3%
 Accumulated other comprehensive income
   -- foreign currency translation adjustment              345                 156            n/a
                                              ------------------- --------------------
                                                       111,291             110,921            0.3%
 Less -- treasury stock                                 37,589              37,601            0.0%
                                              ------------------- --------------------
Total shareholders' equity                              73,702              73,320            0.5%
                                              ------------------- --------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $         82,598    $         81,864            0.9%
                                              =================== ====================

[TECH TEAM LETTERHEAD]                                              NEWSRELEASE
--------------------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                   THREE MONTHS ENDED MARCH 31,
                                                             ---------------------------------------

                                                                     2003                2002
                                                             ------------------- -------------------

OPERATING ACTIVITIES
 Income before cumulative effect of
   accounting change                                         $             59     $           642
 Adjustments to reconcile to net cash provided
    by operating activities:
    Depreciation & amortization                                         1,640               3,746
    Other adjustments                                                  (2,582)               (546)
                                                             ------------------- -------------------
Net cash provided by (used in) operating activities                      (883)              3,842
                                                             ------------------- -------------------
INVESTING ACTIVITIES
  Disposal of leased equipment                                            667               1,424
  Purchase of marketable  securities                                     (152)             (2,955)
  Purchase of property, equipment, and software, net                     (986)             (1,066)
  Other adjustments                                                        63                 193
Net cash (used in) investing activities                                  (408)             (2,404)
                                                             ------------------- -------------------
FINANCING ACTIVITIES
  Payments on notes payable, net                                         (194)             (1,689)
  Proceeds from issuance of Company stock                                 105                  --
  Purchase of Company common stock                                         --                  --
  Other                                                                   189                 (97)
                                                             ------------------- -------------------
Net cash provided by (used in) financing activities                       100              (1,786)
                                                             ------------------- -------------------
(Decrease) in cash and cash equivalents                                (1,191)               (348)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       39,435              30,251
                                                             ------------------- -------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $         38,244    $         29,903





                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                       TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                       David W. Morgan
President and                               Vice President, Treasurer, and
Chief Executive Officer                     Chief Financial Officer
(248) 357-2866                              (248) 357-2866
wcoyro@techteam.com                         dmorgan@techteam.com